Exhibit 23.2

United States		411 East Wisconsin Avenue Suite 1900 P.O. Box 664 Milwaukee, Wisconsin 53202-0664 Telephone: (414) 271-7240 www.american-appraisal.com	International
Atlanta Boston Buffalo Charlotte Chicago Cincinnati Dallas Denver Detroit Houston Irvine Jacksonville Los Angeles	Milwaukee Minneapolis New Orleans New York Oak Lawn Philadelphia Pittsburgh Princeton Schaumburg St. Louis San Francisco Seattle		Brazil Canada China Croatia Czech Republic England Germany Greece Hong Kong Hungary Italy Japan	Mexico Morocco Philippines Portugal Russia Spain Taiwan Thailand Turkey Venezuela

CONSENT OF INDEPENDENT APPRAISER

American Appraisal Associates, Inc. (“AAA”) hereby consents to the incorporation by reference of its conclusions of value in Form 10-K. Specifically, AAA consents to R.R. Donnelley & Son’s Company’s disclosure of AAA as its valuation expert referenced in Item 7, “Management’s Discussion and Analysis” of R.R. Donnelley & Son’s Company’s Form 10-K and in the Notes to the Consolidated Financial Statements included as Item 15(a) in R.R. Donnelley & Son’s Company’s 2005 Form 10-K. In giving this consent AAA does not hereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or as an expert as defined by the rules and regulations of the Securities and Exchange Commission.

AMERICAN APPRAISAL ASSOCIATES, INC.

By	/s/ Dale J. Egan
Dale J. Egan General Counsel

Milwaukee, Wisconsin

February 27, 2006